                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549

                             --------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):  July 2, 2001


                            Scovill Fasteners Inc.
                             Scovill Holdings Inc.
              (Exact Name of Registrant as Specified in Charter)


       Delaware                  333-43195                      95-3959561
       Delaware                  333-43195-01                   58-2365743
(State of Incorporation)    (Commission File Number)          (IRS Employer
                                                          Identification Number)


                               1802 Scovill Dr.
                            Clarkesville, GA  30523
                   (Address of Principal Executive Offices)

       Registrant's telephone number, including area code:  706-754-4181

Item 5.  Other Events.

Scovill Fasteners Incorporated plans to restructure its Series B, $100 million, 11-1/4% Senior Notes due November 30, 2007. GSC Partners of Florham Park, NJ, has an agreement in principle with respect to the exchange of over $90 million of the Scovill Senior Notes it holds for a combination of common stock and subordinated debt with no cash dividends or interest payable until 2013, thereby permitting it to gain majority control of the 200 year old privately-held company.

GSC Partners is a private investment firm which manages $4.4 billion of assets on behalf of pension funds, financial institutions, foundations, university endowments and individuals. Founded in 1994, the company is headquartered in Florham Park, NJ with offices in New York and London.

THE SECURITIES TO BE ISSUED BY SCOVILL WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES OF 1933, AS AMENDED AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 12, 2001                   SCOVILL FASTENERS INC.
                                       SCOVILL HOLDINGS INC.

                                       By: /s/ Vincent H. Catrini
                                           ----------------------
                                           Vincent H. Catrini,
                                           Executive Vice President